As filed with the Securities and Exchange Commission on March 23, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-1554746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2223 Avenida de la Playa, Suite 105 La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full titles of the plans)

Bruce D. Steel

Chief Executive Officer

Equillium, Inc.

2223 Avenida de la Playa, Suite 105

La Jolla, California 92037

(Name and Address of agent for service)

(858) 412-5302

(Telephone number, including area code, of agent for service)

With a copy to:

Thomas A. Coll

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

The Registrant previously registered shares of its Common Stock for issuance under the Equillium, Inc. 2018 Equity Incentive Plan and Equillium, Inc. 2018 Employee Stock Purchase Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on October  16, 2018 (File No. 333-227859), March 27, 2019 (File No. 333-230536), as amended, March 26, 2020 (File No. 333-237407), and March 24, 2021 (File No. 333-254656) as amended. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 16, 2018).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on October 16, 2018).

4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-227387), as amended, originally filed on September 17, 2018).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP. Reference is made to Exhibit 5.1

24.1*	Power of Attorney. Reference is made to the signature page hereto.

99.1	Equillium, Inc. 2018 Equity Incentive Plan and Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise thereunder (incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form S-8 (File No. 333-227859) filed on October 16, 2018).

99.2	Equillium, Inc. 2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.3 of the Registrant’s Registration Statement on Form S-8 (File No. 333-227859) filed on October 16, 2018).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on March 23, 2022.

EQUILLIUM, INC.

By:	/s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bruce D. Steel and Jason A. Keyes, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

SIGNATURE	TITLE	DATE

/s/ Bruce D. Steel	President and Chief Executive Officer	March 23, 2022
Bruce D. Steel	(Principal Executive Officer)

/s/ Jason A. Keyes	Chief Financial Officer	March 23, 2022
Jason A. Keyes	(Principal Financial and Accounting Officer)

/s/ Daniel M. Bradbury	Chairman of the Board of Directors	March 23, 2022
Daniel M. Bradbury

/s/ Stephen Connelly, Ph.D.	Member of the Board of Directors	March 23, 2022
Stephen Connelly, Ph.D.

/s/ Martha J. Demski	Member of the Board of Directors	March 23, 2022
Martha J. Demski

/s/ Bala S. Manian, Ph.D.	Member of the Board of Directors	March 23, 2022
Bala S. Manian, Ph.D.

/s/ Charles McDermott	Member of the Board of Directors	March 23, 2022
Charles McDermott

/s/ Mark Pruzanski, M.D.	Member of the Board of Directors	March 23, 2022
Mark Pruzanski, M.D.

/s/ Barbara Troupin, M.D.	Member of the Board of Directors	March 23, 2022
Barbara Troupin, M.D.

/s/ Y. Katherine Xu, M.D.	Member of the Board of Directors	March 23, 2022
Y. Katherine Xu, M.D.